EXHIBIT 32.2

The  following  certification  is provided by the  undersigned  Chief  Financial
Officer of United Financial Mortgage Corp. on the basis of such officer's knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003.

                                  CERTIFICATION

In connection with the Quarterly Report of United Financial Mortgage Corp. (the "Company") on Form 10-Q for the quarter ended October 31, 2004 as filed with the Securities and Exchange Commission on December 15, 2004 (the "Report"), I, Robert L. Hiatt, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, that:

      (1) The Report complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 15, 2004    /s/ Robert L. Hiatt
                           --------------------------
                               Robert L. Hiatt
                               Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to United Financial Mortgage Corp. and will be retained by United Financial Mortgage Corp. and furnished to the Securities and Exchange Commission or its staff upon request.